SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (date of earliest event reported): October 24, 1996




                         CarrAmerica Realty Corporation
                       (formerly Carr Realty Corporation)
             (Exact name of registrant as specified in its charter)



Maryland                            1-11706                    52-1796339
(State or other jurisdiction      (Commission                 (IRS Employer
of incorporation)                   File No.)               Identification No.)



             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 624-7500

                                    FORM 8-K


ITEM 1.  Changes in Control of Registrant

         Not applicable

ITEM 2.  Acquisition or Disposition of Assets.

         Not applicable.

ITEM 3.  Bankruptcy or Receivership.

         Not applicable.

ITEM 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

ITEM 5.  Other Events.


a.       New Acquisitions



Silicon Valley

         Sunnyvale Research Plaza. In September 1996, the Company acquired three buildings which comprise Sunnyvale Research Plaza, located in the Sunnyvale sub-market of Silicon Valley in Northern California. These properties, which contain approximately 126,000 square feet of office space, were acquired for an aggregate purchase price of approximately $16 million. Built in 1985, the buildings are well located on a prominent corner with nearby access to significant transportation arteries. As of September 1996, the buildings were 100% leased to four tenants.

Southeast Denver

         Quebec Centre. In August 1996, the Company acquired three office buildings which comprise Quebec Centre in suburban southeast Denver, Colorado for an aggregate purchase price of approximately $7 million. Built in 1982, the buildings contain approximately 107,000 square feet of office space. As of September 1996, the buildings were 98% leased to approximately 30 tenants.

         Greenwood Centre. In July 1996, the Company acquired Greenwood Centre, a building located in suburban southeast Denver, Colorado, for an aggregate purchase price of approximately $7 million. Built in 1985, the building contains approximately 75,000 square feet of office space. As of September 1996, the building was 94% leased.

         Panorama Corporate Center. In August 1996, the Company acquired Panorama Corporate Center for approximately $17.5 million. The acquisition includes a 106,000 square foot building currently under construction and options to acquire additional land which will support the future development of approximately 800,000 square feet of space.


Southern California

         Warner Center Business Park. In July 1996, the Company acquired 12 buildings which comprise the Warner Center Business Park in Woodland Hills, California, a northwestern suburb of Los Angeles, for an aggregate purchase price of approximately $51 million. As part of the purchase price, the Company assumed approximately $26 million in debt that bears interest at an annual rate of 7.4 % and matures in December 2000. These buildings, which are located in the Greater San Fernando Valley sub-market, were built from 1981 to 1985, and contain approximately 343,000 square feet of office space. As of September 1996, the buildings were 94% leased to major health care and insurance companies and other tenants.

         Katella Corporate Center. In July 1996, the Company acquired Katella Corporate Center in Cypress, California for an aggregate purchase price of approximately $7 million. Built in 1982, the building contains 80,000 square feet of rentable office space. As of September 1996, the building was 93% leased.

Austin, Texas

         Littlefield Portfolio. In August 1996, the Company acquired ten properties, certain land, and an option to acquire land for future development in Austin, Texas for an aggregate purchase price of approximately $100 million. The consideration for this transaction was paid through a combination of cash, the issuance of limited partnership interests, and the assumption of approximately $9.7 million in debt which bears interest at an annual rate of 7.375% and matures in March 1999. The ten properties contain approximately 894,000 square feet of space. As of August 31, 1996, the buildings were

78% leased to approximately 100 tenants. This transaction also included land which will support the future development of up to approximately 730,000 square feet of office space and an option to purchase land which will support the future development of up to approximately 750,000 square feet of office space.

         Riata Land. In August 1996, the Company acquired 15.1 acres of land in Austin, Texas for an aggregate purchase price of $1.6 million. This land will support the future development of up to 220,000 square feet of office space.


b.       Probable Acquisitions

Suburban Atlanta

         Peterson Portfolio. The Company and its subsidiaries have entered into a contract to acquire 10 office properties, consisting of 38 buildings, and one building currently under construction, all located in suburban Atlanta, Georgia, and one building located in Boca Raton, Florida as well as the rights to manage 10 properties for third parties under contracts which are cancellable upon 30 days notice, for an aggregate purchase price of approximately $131 million. The consideration for this transaction will be paid through a combination of cash, the issuance of 62,696 shares of the Company's common stock, and the assumption of approximately $22 million in debt that bears interest at an annual rate of 7.2% and matures in January 2006. The 12 properties (the "Peterson Portfolio") contain approximately 1.6 million square feet of space. As of September 30, 1996, the 11 operating properties were 97% leased and the building under construction, scheduled to be completed in May 1997, was 58% pre-leased. Seven of the properties containing approximately 847,000 square feet of space are located in suburban Atlanta's Northeast sub-market; four of the properties containing approximately 391,000 square feet of space are located in suburban Atlanta's Northwest and Central Perimeter sub-markets; one property containing approximately 165,000 square feet of space is located in suburban Atlanta's Northlake sub-market; and one property containing approximately 162,000 square feet of space is located in the East Boca sub-market of Boca Raton, Florida. The Peterson Portfolio acquisition is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of this transaction is currently scheduled for late October 1996.

         Additional Property Information regarding the Peterson Portfolio. Because the aggregate book value of the 11 operating properties consisting of 39 buildings and one building under construction that constitute the Peterson Portfolio would be in excess of 10% of the Company's total assets, assuming, solely for the purposes of this Form 8-K, that the Peterson Portfolio has been acquired by the Company, additional information regarding the Peterson Portfolio is provided below.

         As of September 30, 1996, 97% of the rentable square feet in the 11 operating properties comprising the Peterson Portfolio (1,437,000 square feet) was leased. The Company has no immediate plans to materially renovate the Peterson Portfolio, other than for the completion of the development property and capital expenditures related to the routine maintenance of the properties, and believes the properties are adequately covered by insurance. Since the Company has not yet acquired the Peterson Portfolio, the percent leased and average annualized rent per square foot for the past five years is not available.

         None of the tenants in the 12 properties comprising the Peterson Portfolio occupy over 10% of the rentable square footage as of September 1996.

         The following table sets out a schedule of aggregate lease expirations for the 11 operating properties consisting of 39 buildings comprising the Peterson Portfolio (1,437,000 square feet) for leases in effect as of September 1996, assuming no tenants exercise any of their renewal rights or termination options, for each of the ten years beginning with 1996 and thereafter:


                                                                                 Annual           Percentage of
                                        Net Rentable     Percentage of           Rental            Total Annual
                                        Area Subject      Total Leased         Represented            Rental
     Year                  Number of     To Expiring      Square Footage       By Expiring          Represented
   of Lease                Expiring        Leases        Represented by          Leases             By Expiring
  Expiration                Leases     (Square Feet)    Expiring Leases*      (in thousands)          Leases
  ----------                ------     -------------    ----------------   ---------------------  -------------
      1996                    28               98,500            7.1 %            $  1,421                7.7%
      1997                    71              261,700           18.8                 3,973               21.7
      1998                    74              437,600           31.5                 5,456               29.8
      1999                    47              204,200           14.7                 2,616               14.3
      2000                    32              134,200            9.7                 1,997               10.9
      2001                    27              156,600           11.3                 2,133               11.6
      2002                     2                9,500             .7                   115                 .6
      2003                     7               40,700            2.9                   537                2.9
      2004                     1               20,100            1.4                    20                 .1
      2005 & Thereafter       11               27,100            1.9                    75                 .4

 *  Excludes 47,300 square feet of vacant space.

         The aggregate tax basis of depreciable real property for the 11 operating properties comprising the Peterson Portfolio will be approximately $105 million. Depreciation will be computed on the Modified Accelerated Cost Recovery System (MACRS) method over 39 years for Federal income tax purposes. Personal property with an aggregate tax basis of approximately $25,000 is expected to be purchased and depreciated on the MACRS method over a period of 5 to 7 years.

         The current realty tax rate for the 11 properties located in Atlanta in the aggregate is $1.438 per $100 of assessed value. The total annual tax at this rate for 1996 is $1.2 million at an assessed value of $80.7 million for the properties located in suburban Atlanta. Three of the properties are currently under appeal for 1996 and 1995. The one property located in Boca Raton, Florida has an assessed value of $11.3 million. Based on an aggregate tax rate of $2.11 per $100 of assessed value, total annual tax for the Florida property for 1996 will be approximately $240,000.

Silicon Valley

         NELO/Orchard Portfolio. The Company has entered into a contract to acquire eight office properties consisting of 21 buildings in the North San Jose sub-market of Silicon Valley in northern California for an aggregate purchase price of approximately $120 million. As part of the purchase price, the Company will assume approximately $41 million in debt that bears interest at an annual rate of 10.25% and matures in 2001. The properties, which were built from 1979 to 1985, contain an aggregate of approximately one million square feet of office space. As of September 1996, the NELO/Orchard Portfolio was 97% leased. The properties are located in the North First Street Corridor near the San Jose airport and have excellent access from the major highways. In addition, the properties are in the same general area as the Company's properties at Sunnyvale Research Plaza. The NELO/Orchard Portfolio acquisition is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of the transaction is currently scheduled for November 1996.

         Additional Property Information regarding the NELO/Orchard Portfolio. Because the aggregate book value of the eight properties consisting of 21 buildings that constitute the NELO/Orchard Portfolio would be in excess of 10% of the Company's total assets, assuming, solely for the purposes of this Form 8-K, that the NELO/Orchard Portfolio has been acquired by the Company, additional information regarding the NELO/Orchard Portfolio is provided below.

         As of September 1996, 100% of the rentable square feet of the eight projects totaling 21 buildings that constitute the NELO/Orchard Portfolio (1,014,200 square feet) was leased. The Company has no immediate plans to renovate the NELO/Orchard Portfolio, other than for the routine maintenance of the properties, and believes the properties are adequately covered by insurance. Since the Company has not yet acquired the NELO/Orchard Portfolio, the percent leased and average annualized rent per square foot for the past five years is not available.

         Two tenants in the eight properties consisting of 21 buildings constituting the NELO/Orchard Portfolio (1,014,200 square feet) each occupy over 10% of the rentable square footage. Boston Scientific, a manufacturer of medical technology, has entered into two leases with rent commencement dates in November 1996 and January 1997. In January 1997, Boston Scientific will occupy approximately 159,600 square feet or 15.7% of the aggregate rentable square footage of the NELO/Orchard Portfolio. Boston Scientific's leases will expire in December 2006. Boston Scientific's rent per square foot per annum will be $10.44 (triple net) with respect to 79,800 square feet and $8.40 (triple net) with respect to the remaining 79,800 square feet. Boston Scientific has an option to renew for 5 years with 120 days notice at the greater of the current base rent or the then prevailing fair market value. In addition, it has a right of first negotiation on any vacant space in one of the buildings it occupies. Clarify, Inc., a software company specializing in customer service applications, will, in early November 1996, occupy approximately 139,200 square feet or 13.7% of the aggregate rentable square footage of the NELO/Orchard Portfolio under three leases which expire in May 1998 with respect to 38,800 square feet and in November 2001 with respect to the remaining 100,400 square feet. The lease of 100,400 square feet will commence in November 1996. Clarify, Inc.'s rent per square foot per annum will be $8.52 (triple net) with respect to 38,800 square feet and $16.80 (triple net) with respect to the remaining 100,400 square feet. On the leases covering 38,800 square feet, Clarify, Inc. has a right of first refusal on 13,680 square feet. In addition, under the 38,800 square foot lease, Clarify, Inc. has an option to renew for 3 years at the greater of the current monthly rent or the then prevailing fair market value. In addition, there is a termination option upon 120 days notice which upon exercise would require the payment of a termination fee of $4,905 for each month terminated.

         The following table sets out a schedule of aggregate lease expirations for the eight office properties consisting of 21 buildings that constitute the NELO/Orchard Portfolio (1,014,200 square feet) for leases in effect as of August 1996, assuming no tenants exercise any of their renewal rights or termination options, for each of the ten years beginning with 1996 and thereafter:


                                                                                Annual           Percentage of
                                        Net Rentable     Percentage of          Rental            Total Annual
                                        Area Subject      Total Leased       Represented             Rental
     Year                  Number of     To Expiring      Square Footage     By Expiring          Represented
   of Lease                Expiring        Leases        Represented by        Leases             By Expiring
  Expiration                Leases     (Square Feet)    Expiring Leases     (in thousands)           Leases
  ----------                ------     -------------    ----------------    --------------           ------
      1996                     4               21,400            2.1 %         $  212,200           1.9
      1997                     9               71,500            7.0              688,500           6.3
      1998                     8               94,900            9.3              879,100           8.0
      1999                    14              169,000           16.7            1,717,300          15.7
      2000                     6              271,600           26.8            2,649,000          24.1
      2001                     9              197,600           19.5            2,695,800          24.6
      2002                    --                   --           --                  --              --
      2003                     1               14,100            1.4              134,200           1.2
      2004                    --                   --           --                  --              --
      2005 & Thereafter        3              174,100           17.2            1,994,300          18.2


         The aggregate tax basis of depreciable real property for the eight projects totaling 21 buildings that constitute the NELO/Orchard Portfolio (1,014,200) in the aggregate will be approximately $74 million. Depreciation will be computed on the Modified Accelerated Cost Recovery System (MACRS) method over 39 years for Federal income tax purposes. No personal property is expected to be purchased in connection with the NELO/Orchard Portfolio.

         The current range of realty tax rates for the eight projects totaling 21 buildings that constitute the NELO/Orchard Portfolio in the aggregate is $1.09 to $1.35 per $100 of assessed value. The total annual tax for the NELO/Orchard Portfolio at these rates for 1996 is $.8 million at an assessed value of $70.2 million.

Suburban Dallas

         The Greyhound Building. The Company has entered into a contract to acquire the Greyhound Building, a six-story office building located in suburban north Dallas, Texas, for an aggregate purchase price of approximately $9 million. The building, which was built in 1982, contains approximately 93,000 square feet of office space and is located in the Quorum/North Dallas sub-market. As of August 1996, the property was 100% leased to Greyhound Lines, Inc. The closing of this transaction is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of the transaction is currently scheduled for November 1996.

         Cedar Maple Plaza. The Company has entered into a letter of intent to acquire three office buildings which comprise Cedar Maple Plaza in suburban Dallas, Texas, for an aggregate purchase price of approximately $13 million. The buildings, which were built in 1985, contain approximately 113,000 square feet of office space and are located in the Oaklawn/Turtle Creek sub-market near an abundance of restaurant and other retail establishments. As of July 1996, the property was 91.8% leased to 27 tenants. The closing of this transaction is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of the transaction is currently scheduled for November 1996.


Suburban Phoenix

         Camelback Lakes Corporate Center. The Company has entered into a letter of intent to acquire two buildings, one retail building, and a fee interest in a ground lease, which comprise Camelback Lakes Corporate Center in suburban Phoenix, Arizona, for an aggregate purchase price of approximately $27 million. The buildings, which were built in 1983, contain approximately 207,000 square feet of rentable office space and are located in the Camelback Corridor sub-market. As of September 1996, the buildings were 92% leased to 28 tenants. The closing of this transaction is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of the transaction is currently scheduled for December 1996.

         Pointe Corridor Centre IV. The Company has entered into a contract to acquire Pointe Corridor Centre IV, an office building in suburban Phoenix, Arizona, for an aggregate purchase price of approximately $15 million. The building, which was built in 1990, contains approximately 179,000 square feet of office space and is located in the Squaw Peak sub-market. As of September 1996, the property was 96% leased to 13 tenants. The building is located near the Squaw Peak Parkway and Interstate 17, major transportation arteries in the Phoenix metropolitan area. The closing of this transaction is subject to certain closing conditions, and there can be no assurance that this transaction will be consummated. Closing of the transaction is currently scheduled for November 1996.

Land Held for Development

         As part of the Company's strategy to establish critical mass in each of its markets, the Company is also acquiring land suitable for future development. As of September 30, 1996, the Company owned land and options to acquire land in three of its target markets: southeast Denver; Austin, Texas; and suburban Chicago. In the aggregate, this land (including land subject to purchase options) will support future development of up to 3.2 million square feet of office space.

c.       Markets

         As a result of the new acquisitions described herein, the Company now owns properties in the following markets: Northern California - San Francisco's East Bay and the Silicon Valley; suburban Chicago; southeast Denver; suburban Seattle; Southern California - Orange County and the Greater San Fernando Valley; metropolitan Washington, D.C., including downtown Washington, D.C., and suburban Northern Virginia and Maryland; and Austin, Texas. Each of the suburban markets in which the Company owns properties exhibits strong growth characteristics.

         Assuming that the Company consummates the transactions described herein as "Probable", the Company will enter four new markets: suburban Atlanta; southern Florida; suburban Dallas; and suburban Phoenix. Atlanta has historically had above-average employment growth due to a concentration of high technology services and an advantageous location for regional trade in the fast-growing southeastern United States. The southern Florida market has experienced above-average employment growth primarily as a result of growth in the service sector of the economy. The large Dallas metropolitan area has a broad economic base of above-average growth industries and a skilled labor force, and is considered to be a regional trade center. The Phoenix metropolitan area has both a diverse economy, in terms of the broad array of types of jobs, and a stable economy, exhibiting strong growth characteristics.

d.       Historical Financial Statements

         Attached hereto as Exhibit 99.1 are historical summaries of operating revenue and expenses for the six months ended June 30, 1996 (unaudited) and for the year ended December 31, 1995 (audited) for the following properties: the Peterson Properties Portfolio, the NELO/Orchard Portfolio, Sunnyvale Research Plaza and Camelback Lakes Corporate Center. In accordance with Rule 3-14 of Regulation S-X, financial statements with respect to the listed properties are being filed because the Company has either (a)
already acquired the properties and the book value of the properties, individually by project or in the aggregate, are significant, or (b) deemed the acquisition to be probable and the book value of the properties, individually by project or in the aggregate, are significant.

e.       Financing Activity

         On October 18, 1996, the Company's unsecured, revolving credit agreement with Morgan Guaranty Trust of New York, as lead bank, was modified to provide for an increase in borrowings from up to $215 million to up to $325 million. The Company intends to use the line of credit to finance acquisitions and future office property development activities, and capital expenditures and to fund working capital needs.

ITEM 6.  Resignations of Registrant's Directors.

         Not applicable.

ITEM 7.  Financial Statements and Exhibits.

         (a)      Financial Statements.

                  Attached hereto as Exhibit 99.1 are the following financial statements:

                  (i) Historical Summaries of Operating Revenue and Expenses for the Peterson Properties Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                  (ii) Historical Summaries of Operating Revenue and Expenses for the NELO/Orchard Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                  (iii) Historical Summaries of Operating Revenue and Expenses for Sunnyvale Research Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                  (iv) Historical Summaries of Operating Revenue and Expenses for Camelback Lakes for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.
         (b)      Pro forma financial information.

                  Attached hereto are the following pro forma financials:

                  (i) Pro forma condensed consolidated balance sheet as of June 30, 1996.

                  (ii) Pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995.

         (c)      Exhibits


                  Exhibit
                  Number
                  ------


                  10.1 First Amendment to Amended and Restated Revolving Credit Agreement

                  99.1      Financial Statements

                            (i) Historical Summaries of Operating Revenue and Expenses for the Peterson Properties Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (ii) Historical  Summaries of Operating  Revenue and
                  Expenses for the NELO/Orchard Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (iii) Historical  Summaries of Operating Revenue and
                  Expenses for Sunnyvale Research Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (iv) Historical  Summaries of Operating  Revenue and
                  Expenses for Camelback Lakes for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.


ITEM 8.           Change in Fiscal Year.

                  Not applicable.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  October ___, 1996



                                            CARRAMERICA REALTY CORPORATION



                                            By:  /s/ Brian K. Fields
                                                 -------------------------------
                                                 Brian K. Fields
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

                  Exhibit
                  Number
                  ------


                  10.1 First Amendment to Amended and Restated Revolving Credit Agreement

                  99.1      Financial Statements

                            (i) Historical Summaries of Operating Revenue and Expenses for the Peterson Properties Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (ii) Historical  Summaries of Operating  Revenue and
                  Expenses for the NELO/Orchard Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (iii) Historical  Summaries of Operating Revenue and
                  Expenses for Sunnyvale Research Portfolio for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.

                            (iv) Historical  Summaries of Operating  Revenue and
                  Expenses for Camelback Lakes for the six months ended June 30, 1996 and for the year ended December 31, 1995, with accompanying notes and Independent Auditors' Report.